Exhibit 99.1
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                            PCS RESEARCH TECHNOLOGY

Company Contact:
Brian M. Overstreet
President & CEO
PCS Research Technology, Inc.
858-200-2350

            PCS Research Technology Finalizes Restructuring Agreement


San Diego - February 7, 2003 -- PCS Research Technology, Inc. (OTCBB: PCSR), a leading single-source provider of independent financial research to institutional investors, today announced that it had finalized terms of its previously announced restructuring and plan to close its PCS Securities, Inc. brokerage subsidiary during the first half of 2003.

As previously announced, the Company sold the PCS Securities, Inc. trademark to Raymond A. Hill III, a former director and consultant to the Company, and Susanne Pruitt, the former President of the Company's PCS Securities, Inc. in exchange for, among other things, the surrender and cancellation of a total of
10.3 million shares of the Company's common stock owned by them and the termination of the four remaining years on the employment agreement with Ms. Pruitt and the consulting agreement with Mr. Hill. In addition, in conjunction with the finalization of the restructuring agreement, Mr. Hill, Ms. Pruitt, and Mr. Murray Stahl resigned from the Company's board of directors. Detailed terms of the restructuring agreement can be found in the Company's Form 8-K filed with the SEC today.

About PCS Research Technology, Inc.
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PCS Research Technology, Inc. is a financial technology company using advanced proprietary technology platforms to distribute financial research, data, and analytics. The Company is leveraging its technology to become a leading single-source provider of independent research for the institutional investment community. For more information, please visit the PCS Research Technology website at www.pcsresearch.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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